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EXHIBIT 4.19.01

                                 SUPPLEMENT TO
                SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY


          SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY AND SECURITY AGREEMENT, dated as of August 24, 2000, by and among the Guarantors party thereto, Salem Communications Holding Corporation and The Bank of New York, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement").

                                                      November 7, 2000

          Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement. Pursuant to Section 15 of the Agreement, by execution and delivery of this Supplement and, upon acceptance hereof by the Administrative Agent, the undersigned (i) shall be, and shall be deemed to be, a "Guarantor" under, and as such term is defined in, the Agreement, (ii) shall have made, and shall be deemed to have made, the representations and warranties contained in Section 5 of the Agreement on and as of the date hereof, (iii) as security for the payment and performance in full of its Guarantor Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for its benefit and the ratable benefit of the Secured Parties, their respective successors and permitted assigns, a security interest in the Collateral (as defined in the Agreement) of the Additional Guarantor and (iv) shall have made, and shall be deemed to have made, all of the covenants and agreements of a Guarantor set forth in the Agreement.

                           SALEM COMMUNICATIONS ACQUISITION
                           CORPORATION

                           By: /s/ Jonathan L. Block
                               -------------------------------

                           Name: Jonathan L. Block
                                 -----------------------------

                           Title: Vice President, Secretary and General Counsel
                                  ---------------------------------------------


                           Address for Notices:
                           --------------------

                           Attention: Jonathan L. Block
                                      ------------------------

                                      ------------------------

                           Telephone: (805) 987-0400
                                      ------------------------

                           Telecopy: (805) 384-4505
                                     -------------------------


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Ex 4.19.01 cont'd

Accepted and agreed to as
of the date first above written:

THE BANK OF NEW YORK, as Administrative Agent


By: /s/ Stephen M. Nettler
    ----------------------
Name:   Stephen M. Nettler
      --------------------
Title:  Vice President
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                   [SCHEDULES CORRESPONDING TO THE SCHEDULES
                      IN THE AGREEMENT ARE TO BE ATTACHED]